UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 13, 2010

DIVERSIFIED OPPORTUNITIES, INC.

(Name of Small Business Issuer in Its Charter)

DELAWARE	000-23446	94-3008888
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

1042 N. El Camino Real, #261

Encinitas, California 92024

 (Address of principal executive offices)

(858) 342-8155

 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Effective April 13, 2010, Diversified Opportunities, Inc. ("we," "us," "our" or the "Company") completed the termination of its Loan Agreement dated July 29, 2008 with QRSciences Holdings Limited, an Australian corporation (“QRS”).  In connection with the termination, QRS extinguished all outstanding repayment obligations of the Company under the Loan Agreement.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Effective April 13, 2010, QRS completed the sale of the 9,000,000 shares of Company common stock which they owned to CT Partners, a California general partnership, for the purchase price of $215,000, paid by CT Partners.  As of April 13, 2010, the Company had 9,199,192 shares outstanding.  The sale of 9,000,000 shares (which constitutes 97.8% of the total outstanding Company shares) from QRS to CT Partners constituted a change of control of the Company.

CT Partners is comprised of Kevin Russeth, Jonathan Shultz and Steve Davis.  Mr. Russeth is the Chief Executive Officer and the sole director of the Company; Mr. Shultz provides finance and accounting services to the Company; and Mr. Davis provides legal services to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED OPPORTUNITIES, INC.
/s/ Kevin Russeth
Dated: April 13, 2010	By:
Kevin Russeth Chief Executive Officer

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